                                                                    Exhibit 99.1

                        Viewpoint Corporation Letterhead



Contact:     Viewpoint:                      or         Investor Relations:
             Chief Financial Officer                    Financial Dynamics
             William H. Mitchell                        Kellie Nugent
             212-201-0800                               212-850-5600
             whmitchell@viewpoint.com                   knugent@fd-us.com


      VIEWPOINT CORPORATION ANNOUNCES FIRST QUARTER 2004 FINANCIAL RESULTS

New York, NY - May 5, 2004 -- Viewpoint Corporation (NASDAQ: VWPT), a leading provider of Internet graphics and delivery systems, today announced financial results for the first quarter ended March 31, 2004.

Viewpoint reported total revenue of $3.6 million for the first quarter 2004 compared to $2.5 million in the fourth quarter 2003 and $4.0 million for the first quarter 2003. Revenue increased compared to the fourth quarter of 2003 as the Company benefited from a full quarter of revenue from its October 2003 amended license agreement with America Online and the final payment of $0.5 million for a services project that had been completed in the third quarter of 2003.

Operating loss for the first quarter of 2004 was $1.2 million compared to $3.3 million in the fourth quarter 2003 and $6.2 million in the first quarter of 2003. The improvement in operating loss compared to the fourth quarter of 2003 resulted primarily from the increase in revenues and the decrease in expenses related to sales and marketing, general and administrative, and restructuring expenses stemming from the completion of the Company's cost control initiatives made during the fourth quarter and a reduction in bad debt expense. The improvement in operating loss compared to the first quarter 2003 resulted principally from the cost controls initiated by management during 2003, a reduction in restructuring charges of $1.2 million and a decrease in non-cash stock-based compensation of $0.8 million.

Net loss for the first quarter 2004 was $8.6 million, or $(0.17) per share, compared to a net loss of $3.2 million, or $(0.07) per share, in the fourth quarter 2003 and $6.5 million, or $(0.16) per share, in the first quarter of 2003. The net loss in the first quarter of 2004 included two non-cash expenses of $7.2 million to recognize the impact of the Company's increased stock price on its outstanding convertible debt and warrant financing that was completed in March 2003, and the expense related to the conversion of $900,000 of convertible debt in March 2004.

In March, the Company completed a private placement whereby it directly issued
1.5 million shares of common stock to an institutional investor who had participated in the March 2003 financing. The issuance was for an aggregate purchase price of $3.7 million and did not require banking placement fees. Additionally, prior to the completion of the private placement the institutional investor exercised its right to convert approximately $900,000 of Viewpoint convertible debt it had acquired in March 2003 into shares of Viewpoint common stock.

Viewpoint's cash, cash equivalents, and marketable securities as of March 31, 2004 were $11.3 million. This can be compared to cash, cash equivalents, and marketable securities of $9.5 million at December 31, 2003 and $6.9 million at March 31, 2003. The increase in cash, cash equivalents, and marketable securities can be attributed to the private placement, which was completed in March 2004, offset by the Company's operating loss.

"The first quarter of 2004 was marked by improved financial performance, increased liquidity and, most importantly, the introduction of new products," said Jay Amato, President and Chief Executive Officer of Viewpoint. "In March, we entered the rapidly growing search business with the Viewpoint Toolbar. We conducted Beta and Pilot Programs and launched Version 1.0 of our Toolbar thus creating a new revenue stream using Viewpoint's existing technology and the resources of our distribution network with little need for additional investments. We also expanded our offering in the ad serving business with the launch of our video ad serving product, AirTime, which delivered advertising on CBS Sportsline for two pilot campaigns during the NCAA's `March Madness' tournament."

Mr. Amato concluded, "When we started down this path two quarters ago we had great technology, a vast distribution network, and strong partnerships with market leaders. We have turned those three corporate advantages into two successful product launches, while simultaneously reducing operating costs. I am very pleased with our accomplishments, as the Viewpoint team has done a tremendous amount of work in a short time span. Due to the results seen thus far, I am confident that during the second quarter we will see an increase in revenue from our new product offerings. Throughout 2004, we will continue to build on what we've created, operate efficiently and increase shareholder value. We continue to believe we can exit 2004 at a profitable operating income run rate."

CONFERENCE CALL

The Company will host a conference call on May 5, 2004 at 9:00 A.M. (Eastern
Time) to discuss first quarter 2004 financial results. The conference call will be available via the Internet in the Investor Relations section of Viewpoint's Web site at http://www.viewpoint.com, as well as through CCBN at www.companyboardroom.com. If you are not able to access the live Web cast, dial in information is as follows:

Toll-Free Telephone Number:      (800) 603-7883

International Telephone Number:  (706) 643-1946

Pass code:  6737270

Participants should call at least 10 minutes prior to the start of the call.
A complete replay of the conference call will be available approximately one hour after the completion of the call by dialing (800) 642-1687 through Wednesday May 12, 2004. Callers should enter the pass code above to access the recording.

ABOUT VIEWPOINT

The Viewpoint Platform is the technology behind some of the most innovative, visual experiences on the Web and on the desktop with leading clients such as America Online, Electronic Arts, General Motors, HP-Compaq, IBM, Lexus, Microsoft, Samsung, Scion, Toyota, and Sony. Creative Innovator -- the Company's next-generation ad deployment and management system -- and the Viewpoint Toolbar -- the Vision for the Future of Search -- are the latest breakthrough technologies using the full power of the Viewpoint Platform. Viewpoint Corporation has 100 employees at its headquarters in New York City and in San Francisco, Los Angeles, Chicago, and Detroit.

FORWARD LOOKING STATEMENT

This press release may contain "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and similar expressions that reflect Viewpoint's current expectations about its future performance. These statements and expressions are subject to risks, uncertainties and other factors that could cause Viewpoint's actual performance to differ materially from those expressed in, or implied by, these statements and expressions. Such risks, uncertainties and factors include those described in the Company's filings and reports on file with the Securities and Exchange Commission as well as the lack of assurances that Viewpoint's revenue from its new product offerings will increase during the second quarter, that Viewpoint will continue to build on its accomplishments, that Viewpoint will operate efficiently, that shareholder value will increase, or that Viewpoint can exit 2004 at a profitable operating income run rate.


Viewpoint and Airtime are either registered trademarks or trademarks of Viewpoint Corporation. Other product and company names herein may be trademarks of their respective owners. Copyright 2004 Viewpoint Corporation. All rights reserved.

                              VIEWPOINT CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)
                                   (Unaudited)

                                                                                                     Three Months Ended
                                                                                                 March 31,                 December,
                                                                                                 ---------                 ---------
                                                                                           2004             2003             2003
                                                                                         --------         --------         --------
Revenues:
  Licenses ......................................................................        $    240         $  1,632         $    117
  Related party licenses ........................................................             907               50              669
  Services ......................................................................           1,523            1,355              586
  Related party services ........................................................             914              988            1,140
  Search ........................................................................               8             --               --
                                                                                         --------         --------         --------
Total revenues ..................................................................           3,592            4,025            2,512
                                                                                         --------         --------         --------

Cost of revenues:
  Licenses ......................................................................               1               47                1
  Services ......................................................................             751            1,176              809
                                                                                         --------         --------         --------
Total cost of revenues ..........................................................             752            1,223              810
                                                                                         --------         --------         --------
Gross profit ....................................................................           2,840            2,802            1,702
                                                                                         --------         --------         --------

Operating expenses:
  Sales and marketing ...........................................................           1,032            3,382            1,042
  Research and development ......................................................             864              979              948
  General and administrative ....................................................           1,724            1,939            2,363
  Non-cash stock-based compensation charges .....................................             226            1,010              320
  Depreciation ..................................................................             219              478              238
  Amortization of intangible assets .............................................               3                1                1
  Restructuring charges .........................................................             (17)           1,211              138
                                                                                         --------         --------         --------
Total operating expenses ........................................................           4,051            9,000            5,050
                                                                                         --------         --------         --------
Loss from operations ............................................................          (1,211)          (6,198)          (3,348)
                                                                                         --------         --------         --------

Other income (expense):
  Interest and other income, net ................................................              19               23              212
  Interest expense ..............................................................            (250)            (163)            (215)
  Loss on early extinguishment of debt ..........................................            --             (1,682)            --

  Loss on conversion of debt ....................................................            (598)            --               --
  Changes in fair values of warrants to purchase common
    stock and conversion options of convertible notes ...........................          (6,603)           1,424              199
                                                                                         --------         --------         --------
Total other income (expense) ....................................................          (7,432)            (398)             196
                                                                                         --------         --------         --------

Loss before provision for income taxes ..........................................          (8,643)          (6,596)          (3,152)
Provision for income taxes ......................................................              10             --                 42
                                                                                         --------         --------         --------

Net loss from continuing operations .............................................          (8,653)          (6,596)          (3,194)
Adjustment to net loss on disposal of discontinued
     operations .................................................................              19               90             --
                                                                                         --------         --------         --------

Net loss ........................................................................        $ (8,634)        $ (6,506)        $ (3,194)
                                                                                         ========         ========         ========

Basic and diluted net loss per common share:
  Net loss per common share from continuing operations ..........................        $  (0.17)        $  (0.16)        $  (0.07)
  Net income per common share from discontinued
     operations .................................................................            --               --               --
                                                                                         --------         --------         --------
Net loss per common share .......................................................        $  (0.17)        $  (0.16)        $  (0.07)
                                                                                         ========         ========         ========

Weighted average number of shares outstanding -- basic  and diluted .............          50,215           41,365           47,704
                                                                                         ========         ========         ========

                              VIEWPOINT CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                    (in thousands, except per share amounts)
                                   (Unaudited)

                                                                          March 31,            December 31,
                                                                            2004                   2003
                                                                          ---------            ------------
ASSETS
Current assets:
  Cash and cash equivalents .......................................       $   5,065              $   8,530
  Marketable securities ...........................................           6,263                    958
  Accounts receivable, net ........................................             396                    650
  Related party accounts receivable, net ..........................             470                    914
  Prepaid expenses and other current assets .......................             576                    694
                                                                          ---------              ---------
          Total current assets ....................................          12,770                 11,746

Restricted cash ...................................................             388                    388
Property and equipment, net .......................................           1,694                  1,859
Goodwill, net .....................................................          31,276                 31,276
Intangible assets, net ............................................             221                    186
Other assets ......................................................             258                    288
                                                                          ---------              ---------
          Total assets ............................................       $  46,607              $  45,743
                                                                          =========              =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable ................................................       $     880              $   1,177
  Accrued expenses ................................................             966                  1,094
  Deferred revenues ...............................................             400                    423
  Related party deferred revenues .................................           4,832                  4,952
  Accrued incentive compensation ..................................             545                    545
  Current liabilities related to discontinued operations ..........             231                    231
                                                                          ---------              ---------
          Total current liabilities ...............................           7,854                  8,422

Accrued expenses ..................................................             394                    400
Related party deferred revenues ...................................           3,480                  4,706

Convertible notes .................................................           5,787                  2,837
Warrants to purchase common stock .................................           1,387                    110
Subordinated notes ................................................           1,928                  1,801
                                                                          ---------              ---------
           Total liabilities ......................................          20,830                 18,276

Stockholders' equity:
Preferred stock ...................................................            --                     --
Common stock ......................................................              52                     50
Paid-in capital ...................................................         281,109                274,351
Deferred compensation .............................................             (81)                  (275)
Treasury stock ....................................................          (1,015)                (1,015)
Accumulated other comprehensive loss ..............................             (75)                   (65)
Accumulated deficit ...............................................        (254,213)              (245,579)
                                                                          ---------              ---------
          Total stockholders' equity ..............................          25,777                 27,467
                                                                          ---------              ---------
          Total liabilities and stockholders' equity ..............       $  46,607              $  45,743
                                                                          =========              =========